SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8 - K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2002


                              Data I/O Corporation
             (Exact name of registrant as specified in its charter)


                                Washington
                 (State of other jurisdiction of incorporation)


                  0-10394                          91-0864123
          (Commission File Number)     (IRS Employer Identification No.)


                 10525 Willows Road N.E., Redmond, WA 98073-9746
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (425) 881-6444


                                 Not Applicable
          (Former name or former address, if changed since last report)


                                Page 1 of 5 Pages


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Item 9.  Regulation  FD  Disclosure

A copy of a web site posting to be made on September 10, 2002 entitled "President's Perspective" at www.dataio.com providing a business update and outlook for Data I/O Corporation follows:

President's Perspective

Summer is generally a pleasant time in the Northwest. Brilliant sunshine and nice weather are occasionally punctuated with a shower that does wonders for lawns and shrubs. For those of us who love to be outdoors, these months are glorious, and this summer has been no exception.

Summer has been good for Data I/O as well. August is normally a weak month for bookings, but August was the strongest single month all year. Together, July and August finished 20% ahead of the same period last year, so I have reason to believe that the quarter will meet or exceed expectations. And, for the first time in several quarters, all regions and product lines are performing well.

One of the reasons for the success is the growing acceptance of our RoadRunner product line in major accounts, with each account providing repeat orders. Selling has expanded beyond the initial target of wireless handset manufacturers into other consumer electronics applications, and most recently into automotive. Then there are at least two factors driving the upturn in sales for the other products. Our programmer product lines have benefited from increases in defense spending, and demand for the automated handlers has grown as companies build production capacity for the holiday season.

Several new products were introduced at the Globaltronics tradeshow last week in Singapore. Both the PS300FC(TM) a new high performance automated handler, and the TF20(TM) tray feeder have been in work for many months. We are pleased that we completed them in time for the show in Asia and for the start of our European sales conferences in September. The PS300FC handler is built around the same high-speed core programmer used in RoadRunner and the FlashPAK. The TF20 tray feeder provides a capability that many of our programming centers have requested and should make our products much more attractive for the Asian market where trays are used almost exclusively.

The summer has presented its challenges as well. With actions that we took last year, we had reduced the breakeven point from approximately $10M per quarter down to about $7.3M, and had stabilized our cash reserves around the $5M level that we have maintained this year. But following the end of the second quarter, management recognized the need to take further action to preserve its strong balance sheet against downside risks.

The action was triggered by several events. First, our Q2 orders were more than $1M below our expectations. Second, a revision to the economic data released by the Bureau of Economic Analysis (BEA) indicated that the official recession was longer and deeper than first reported. Third, the Institute for Supply Management (ISM) index of manufacturing activity fell in July to its lowest level since January of this year. Finally, economic growth slowed markedly in Q2 indicating that the strong increase in economic activity in the first quarter was short-lived.

So, based on the continuing economic uncertainty, we felt it prudent to make a further reduction in expenses to bring the breakeven point down closer to the current $5M run rate. This preserves our strong cash position and positions us not only to weather the storm but also to grow profitably as the economy improves. The company has no debt. Once these actions are completed this quarter, the company should report profit at the $6M revenue level in line with our fourth quarter expectations.

Unfortunately, as a part of these actions, the company had to lay off about 25% of the workforce. These employees made a positive contribution to the company and they are missed. In reducing employment, we simplified the structure to allow us to operate effectively with fewer people. We succeeded in retaining employees with the depth of knowledge, breadth of skills, motivation, and attitude needed to sustain the company's momentum. We kept a strong management team in place on which to build for the future and yet reduced the number and layers of management. The company morale and determination to succeed remain strong.

As announced in the 10-Q financial release, the company was notified last month that its stock is subject to de-listing by NASDAQ for failure to meet its minimum bid price requirement of $1 for a period of 30-days. The company has ninety days, until November 4, 2002, to regain compliance.

Based on the most recent forecasts mentioned above, the company should be profitable in the fourth quarter. We believe that the return to profitability will reflect very favorably on the stock price allowing us to comply with the Marketplace Rule. However, should the stock price fail to rebound, the company can still apply to NASDAQ to transfer its securities to the SmallCap Market with a 180-day grace period.

Looking forward, there have been a number of recent reports showing certain sectors of the electronics industry are improving, lending confidence that the improved conditions are sustainable.

o Taiwan Semiconductor Manufacturing Company, the world's largest semiconductor foundry, reported that its sales in August were up 50% from August of last year. United Microelectronics Corporation, another semiconductor foundry in Taiwan, reported August sales up 64%.

o The book-to-bill ratio for the printed circuit board industry has begun to improve and prices are stabilizing, even rising on some circuit boards.

Looking further into the future, a number of firms are beginning to forecast substantial improvement.

o According to Semico Research Corp, the industry is faced with the possibility of sudden, catastrophic supply shortages by early 2003. "There are no killer applications, just a lot of applications," Semico analyst Jim Handy said. "Flash inventories are lower than we've seen since 1994. There's going to be a very sudden snap."

o Frost and Sullivan predicts a 10.3% growth ($2.10 B) in 2003 of surface mount technology placement equipment Market.

o Demand from mobile phone and digital camera applications has contributed to the tightening supply of critical chips. Digital camera sales grew nearly 20% last year despite the market downturn and are continuing to grow strongly this year. In addition, flash memory capacity demanded by mobile phones has been steadily increasing.

o Nikkei Market Access reports that NAND flash memory prices are expected to rebound on short supply and will drive production value up 44% to US$1.2 billion this year.

Some sectors of the electronics industry continue to grow despite the doom and gloom that is so prevalent. Our focus is on continuing to identify the hot sectors and turn the opportunities they present into real orders.

While none of us can predict the future with certainty, I am encouraged by the recent upturn in business and am excited about the prospects for the balance of this year's business and into 2003. With a lowered breakeven point, new products, and many emerging opportunities, the company is well-positioned for improved financial performance.

Forward-Looking Statements: Statements made above concerning expected economic conditions, a reduced breakeven point, financial performance, workforce reductions, discontinued costs and activities, cash levels and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements. These factors include uncertainties as to changes in economic conditions and market demand, delays and changes in operational restructuring, employee retention, activities of competitors, and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.



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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Data I/O Corporation


September 10, 2002                  By /s/Frederick R. Hume
                                    Frederick R. Hume
                                    President
                                    Chief Executive Officer



                                    By /s/Joel S. Hatlen
                                    Joel S. Hatlen
                                    Vice President - Finance
                                    Chief Financial Officer
                                    Secretary and Treasurer